Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Citizens, Inc.:

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-77698, 333-58698, 333-118134, 333-139473, 333-143518, and 333-163833) and in the related Prospectuses of Citizens, Inc. of our reports dated March 12, 2012, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in accounting for costs associated with issuing or renewing insurance contracts and the effects of the adoption of the accounting standard related to the presentation of comprehensive income, as to which the date is January 9, 2013, with respect to the consolidated financial statements and schedules of Citizens, Inc. and the effectiveness of internal control over financial reporting of Citizens, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2011.

Austin, Texas
January 9, 2013